UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2014

MANNATECH, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200
Coppell, Texas 75019
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400
_________________________________________________
(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 9, 2014, Mannatech, Incorporated (the “Company”) appointed Alfredo (Al) Bala, age 53, to be its President. Mr. Bala joined Mannatech in October 2007 as Senior Vice President, Global Sales. He was then named Executive Vice President, Sales in June 2011. Due to his involvement in Mannatech’s global sales and marketing efforts, in January 2012, Mr. Bala was named Executive Vice President, Sales & Marketing. Mr. Bala was promoted in February 2014 to serve as President International, Executive Vice President, Chief Sales & Marketing Officer. Mr. Bala served as Chief Operating Officer of Britt Worldwide, LLC, one of the largest independent Amway network marketing organizations, from 1992 to 2006. While with Britt Worldwide, his main focus was providing motivation, training and tools for associates in the field in more than 65 countries across the globe. Mr. Bala was also heavily involved in the launch and re-launch of over 60 international markets, including BRICS markets (Brazil, Russia, India, China and South Africa), which propelled the Britt Worldwide international sales volume to more than $500 million. Mr. Bala served as manufacturing plant manager for Bose Corporation from 1983 to 1992. He is conversant and/or fluent in more than 13 languages. Mr. Bala received an Associate Degree in Electrical Engineering from the Community College of Rhode Island. Mr. Bala’s current compensation and, to the extent applicable, the information required by Item 404(a) of Regulation S-K are included in the Company’s definitive proxy statement filed by the Company with the Securities and Exchange Commission on April 15, 2014.

A copy of the Company’s press release announcing the appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Exhibit
Number

99.1*	Press release dated June 9, 2014 entitled “Mannatech Supports Global Growth with Appointment of New President.”

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED

Dated: June 9, 2014	By:	/s/ S. Mark Nicholls
S. Mark Nicholls
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Exhibit
Number

99.1*	Press release dated June 9, 2014 entitled “Mannatech Supports Global Growth with Appointment of New President.”

*Filed herewith.